PURCHASE AND SALE AGREEMENT



                             BETWEEN


                  FRIENDLY ICE CREAM CORPORATION
                         1855 Boston Road
                 Wilbraham, Massachusetts   01095


                               AND


                    FRIENDCO RESTAURANTS, INC.
                      1657 Crofton Boulevard
                    Crofton, Maryland   21114





                              DATED

                        July 10, 1997


                   TABLE OF CONTENTS

     Section                                    Page
     1. Assets Purchased                          1
       A.       Franchise Rights                  2
       B.       Management Rights                 2
       C.       Development Rights                2
       D.       Equipment and Tenant Improvements 3
       E.       Software Rights                   3
       F.       Trademark and Service Mark Rights 3
       G.       Inventory and Restaurant Cash     3


     2.         Purchase Price and Allocation     4


     3.         Purchase Price Refunded on Loss
                of Franchised Restaurant          5


     4.         Holdback of Portion of Purchase
                Price                             6
       A.       Creation of Escrow Account        6
       B.       Application of Escrow             7
       C.       Notice of Claims                  8
       D.       Disbursement by Escrow Agent      9

     5.         Closing                           9
       A.       Time and Place                    9
       B.       Documents Executed at Closing    10
       C.       Documents Delivered at Closing   10
       D.       Real Estate Closing              11
       E.       Documents Executed at Real
                Estate Closing                   11
       F.       Documents Delivered at
                Post-Real Estate Closing         11

     6.         Conditions of F.I.C.C.'s
                Obligation to Close              12
       A.       Board of Director Approval       12
       B.       Approval of Non-Disturbance
                Agreement
                By Voting Majority of
                Lending Group                    12
       C.       Representations and Warranties   13
       D.       Opinion of FriendCo's Counsel    13
       E.       Evidence of Payment              13

     7.         Conditions of FriendCo's
                Obligation to Close              13
       A.       Board of Director Approval of
                FriendCo and
                DavCo Restaurants, Inc           14
       B.       Receipt of Executed
                Non-Disturbance
                Agreement                        14
       C.       Representations and Warranties   14

     8.         Representations and Warranties
                of F.I.C.C.                      14
       A.       Organization                     14
       B.       Authorization                    15
       C.       No Violations                    15
       D.       Title to Assets                  16
       E.       Joint Inspection                 16
       F        No Brokers                       16
       G.       Post Closing                     17
    9.          Representations and Warranties
                of FriendCo                      17
       A.       Organization                     17
       B.       Authorization                    17
       C.       No Violations                    18
       D.       No Conflict with Wendy's
                International                    18
       E.       No Brokers                       19
       F.       Offer of Employment              19

     10.       Indemnification                   19
       A.      Pre-Effective Date                19
       B.      Post-Effective Date Expenses      20
       C.      General Indemnification           20
       D.      Environmental Indemnification     20

     11.       Definitions                       21

     12.       Choice of Law and Jurisdiction    23
       A.      Governing Law and Forum           23
       B.      Arbitration of Minor Disputes     23
       C.      Award of Costs and Attorney's
               Fees                              23

     13.       Survival of Terms,
               Representations and Warranties    24

     14.       Severability                      24
     15.       Notices                           25



EXHIBITS:                            SCHEDULES:

Exhibit A:    Franchise Agreement    Schedule A: List of Franchised Restaurants
Exhibit B:    Management Agreement   Schedule B: List of Managed Restaurants
Exhibit C:    Development Agreement  Schedule C: List of Exempted Equipment
Exhibit D:    Software License
               Agreement
Exhibit E:    Trademark License
               Agreement
Exhibit F:    Escrow Agreement
Exhibit G:    Non-Disturbance Agreement
Exhibit H:    Guaranty

                   PURCHASE AND SALE AGREEMENT



    THIS AGREEMENT is dated ______________ , 1997 by and between Friendly Ice Cream
Corporation, a Massachusetts corporation ("F.I.C.C.")
and FriendCo Restaurants, Inc., a Maryland corporation ("FriendCo").

    WHEREAS, F.I.C.C. owns and operates 51
Friendly's Restaurants in Delaware, Maryland and certain counties of Northern Virginia; and

    WHEREAS, F.I.C.C. desires to achieve
additional market penetration in the above-mentioned territory, and FriendCo desires to operate Friendly's
Restaurants and to construct new Friendly's
Restaurants;

    NOW, THEREFORE, in consideration of the
exchange of mutual covenants and the consideration contained herein, F.I.C.C. hereby agrees to sell, and FriendCo hereby agrees to buy, the following rights and assets pursuant to the terms and conditions of this Agreement.

    1.   ASSETS PURCHASED

    Upon the Effective Date of this Agreement,
FriendCo will acquire from F.I.C.C. and its relevant subsidiaries all right, title and interest in the following assets:

A.   Franchise Rights.
FriendCo will receive the right to operate the thirty-four (34)
Friendly's Restaurants identified in Schedule A pursuant to the terms of a Franchise Agreement with Friendly's Restaurants Franchise, Inc. ("F.R.F.I.") in the form attached hereto as Exhibit A.

         B.   Management Rights.
FriendCo will receive the right to manage fourteen
(14) Friendly's Restaurants identified in Schedule B pursuant to the terms of a Management Agreement with F.I.C.C. in the form attached hereto as Exhibit B.
FriendCo will also receive the right to convert any managed restaurant to a franchised restaurant during the term of the Management Agreement at FriendCo's sole option (subject only to landlord consent to lease assignment or subletting, if necessary) upon notice to F.I.C.C., payment of an initial franchise fee, execution of a Franchise Agreement, execution of a sublease in substantially the form of the subleases employed the parties pursuant to this transaction and payment to F.I.C.C. of an amount equal to a 5.3 multiple of the restaurant earnings before interest, taxes, depreciation and amortization (hereinafter "Restaurant EBITDA") as measured on a trailing twelve (12) month basis from the last day of the last full month preceding the notice to F.I.C.C. (but in no event shall the payment be less than the amount of the depreciated book value of the restaurant equipment, cash and inventory).

         C.   Development Rights.
FriendCo will receive the right to construct and operate up to one hundred (100) additional Friendly's
Restaurants in an exclusive territory consisting of the States of Delaware and Maryland, the District of Columbia, and certain counties of Northern Virginia, all as is more specifically set forth in the Development Agreement between F.R.F.I. and FriendCo, in the form attached hereto as Exhibit C.

         D.   Equipment and Tenant Improvements.
         FriendCo will receive all of
F.I.C.C.'s rights, title and interest to the equipment and tenant improvements (but not fixtures) in each of the thirty-four (34) Friendly's Restaurants identified in Schedule A, with the sole exception of such equipment identified in Schedule C, attached hereto.

         E.   Software Rights.
         FriendCo will receive the rights to use all current
F.I.C.C. operating software in all franchised restaurants, and will be entitled to receive all improvements and upgrades to such software, pursuant to the terms of a Software License Agreement with F.I.C.C. in the form attached hereto as Exhibit D.

         F.   Trademark and Service Mark Rights.
         FriendCo will receive the non-exclusive
rights to utilize for the benefit of each franchised or managed restaurant all valid Trademarks and Service Marks owned or licensed by F.I.C.C.
pursuant to the terms of the Franchise Agreements with F.R.F.I. and a Trademark License Agreement with F.I.C.C. in the form attached hereto as Exhibit E.

         G.   Inventory and Restaurant Cash.
         FriendCo will receive on the Effective Date the rights to all inventory and restaurant cash for each of the thirty-four (34) franchised restaurants identified in Schedule A.

    2.   PURCHASE PRICE AND ALLOCATION

         A.   With respect to the assets listed
in subparagraphs 1.A., 1.B., 1.C., 1.D., 1.E. and 1.F., the purchase price shall be Seven Million Five
Hundred Fifty-Six Thousand Dollars ($7,556,000.00), representing approximately a 5.3 times multiple of the represented Restaurant EBITDA of the thirty-four
(34) restaurants identified in Schedule A.

         B.   With respect to the assets listed
in category 1.G., the purchase price shall be an amount agreed upon by F.I.C.C. and FriendCo following the conclusion of an Inventory and Restaurant Cash audit performed jointly by F.I.C.C. and FriendCo on the Effective Date.

         C.   The purchase price set forth in
subparagraph 2.A. shall be allocated as follows: first, in the amount of Eight Hundred Sixty Thousand
Dollars ($860,000.00) to initial franchise fees for the thirty-four (34) franchised restaurants; second, in the amount of Two Million Seven Hundred Thousand
Dollars ($2,700,000.00) to equipment and tenant improvements in the thirty-four (34) franchised restaurants; third, in the amount of Three Million Four
Hundred Ninety-Six Thousand Dollars
($3,496,000.00) to goodwill; and fourth in the amount of Five Hundred Thousand Dollars ($500,000.00) to franchise development rights for the States of Delaware and Maryland, the District of Columbia and Northern Virginia.

3.   PURCHASE PRICE REFUNDED
     ON LOSS OF FRANCHISED
     RESTAURANT

         A.   For any of the thirty-four (34)
franchised restaurants being acquired by FriendCo from F.I.C.C., if the right to occupy and operate such restaurant is terminated by a landlord, lender or governmental agency or if primary access to such restaurant is lost due to a defect in title existing as of the Effective Date, within ten (10) years of the Effective Date hereof, and such termination was neither caused nor contributed to by FriendCo but results from the loss or denial of a Certificate of Occupancy, or the loss of the right to occupy or access the property other than through an eminent domain proceeding which provides FriendCo with compensation for its loss of business at such location, then for each such terminated restaurant, an allocable portion of the purchase price will be refunded to FriendCo by F.I.C.C. in accordance with the following formula:

         1)   For each full year less than ten
              (10) years of occupancy lost
              through such termination,
              F.I.C.C. shall refund 10% of
              the allocable portion of the
              restaurant purchase price (i.e.
              5.3 times the restaurant's 1996
              E.B.I.T.D.A.) to FriendCo.

         2)   For any partial year of
              occupancy lost through such
              termination, F.I.C.C. shall
              refund an amount equal to
              .00274 times the number of
              days lost in such partial year
              times the allocable portion of
              the restaurant purchase price
              (i.e. 5.3 times the restaurant's
              1996 E.B.I.T.D.A.) to
                            FriendCo.

         3)   In addition, FriendCo shall be
              entitled to recover from
              F.I.C.C. FriendCo's reasonable
              expenses incurred in attempting
              to prevent the termination of its
              right to occupy and operate
              such restaurant only, if F.I.C.C.
              does not elect to attempt to
              prevent the termination of such
              rights itself.

         B.   No refund shall be due to
FriendCo for any of the thirty-four (34) franchised restaurants lost or terminated after ten (10) years of occupancy by FriendCo, for any franchised restaurant lost or terminated due to any action or inaction specifically attributable to FriendCo, or for any newly constructed restaurant beyond the original thirty-four
(34) franchised restaurants.

         C.   The sole exceptions to the ten
(10) year period of occupancy and operation required under this Paragraph shall be for the expiration of the lease for restaurant numbered 751 and 461, which the parties hereby acknowledge expire on January 31, 2006 and February 28, 2007.


    4.   HOLDBACK OF PORTION OF
         PURCHASE PRICE

         A.   Creation of Escrow Account.

         F.I.C.C. and FriendCo agree to the
creation of an Escrow Account at First National Bank of Maryland pursuant to the terms of an Escrow
Agreement, in the form attached hereto as Exhibit F, to be funded by the holdback of Two Hundred Fifty Thousand Dollars
($250,000.00), which amount shall be deposited into the Escrow Account.

         B.   Application of Escrow.

         1)   Subject to subparagraph 4.B.2),
below, the parties hereto agree that the amounts in the Escrow Account shall be used to indemnify and hold harmless FriendCo from and against losses relating to cash, inventory and restaurant conditions existing as of the Effective Date in the manner set forth in Paragraph
4 of this Agreement and in the Escrow Agreement.
All such amounts shall be disbursed out of the Escrow
Account in accordance with the terms of the Escrow
Agreement, and any such amounts distributed to FriendCo shall be deemed to reduce the goodwill portion of the Purchase Price as set forth in Paragraph
2 of this Agreement.

         2)   FriendCo may not make any
claim for losses (other than for Restaurant Cash
Losses or Inventory Losses) pursuant to this Paragraph 4 unless the claim relates to a condition which existed as of the Effective Date and such claim amounts to Ten Thousand Dollars ($10,000.00) for a loss relating to an individual item, occurrence or event or Twenty Thousand Dollars ($20,000.00) for a claim arising out of or relating to a series of items, occurrences or events or related items occurrences or events (collectively, the "Threshold Amount"). A claim for each of Restaurant Cash Losses or Inventory
Losses may not be made unless such claim exceeds
One Hundred Dollars ($100.00) on an individual restaurant basis.

C.   Notice of Claims.

         1)   For any claims relating to
Restaurant Cash Losses or Inventory Losses,
FriendCo shall have thirty (30) days from the Effective
Date hereof to send written notice of the claim(s) simultaneously to the Escrow Agent and to F.I.C.C.
Such written notice shall identify the franchised restaurant(s) to which the claim applies and shall state the factual basis for the claim and well as the exact amount of the claim.

         2)   For any other claims for losses
which exceed the Threshold Amount, FriendCo shall have ninety (90) days from the Effective Date to send written notice of such claims(s) simultaneously to the Escrow Agent and to F.I.C.C. Such written notice shall identify the franchised restaurant(s) to which the claim applies and shall state the factual basis for the claim as well as the exact amount of the claim or an estimate of the amount of the claim if the exact amount is not determinable at the time written notice is given.

         3)   If F.I.C.C. shall object to either
the claim or the amount claimed in the written notice, F.I.C.C. shall send written notice of its objection simultaneously to the Escrow Agent and FriendCo within thirty (30) days of its receipt of the written notice of the claim. If no objection is provided within such thirty (30) day period, F.I.C.C. shall be deemed to have acknowledged the validity of the amount claimed, and the Escrow Agent shall thereafter transfer to FriendCo in immediately available funds an amount equal to the claim, pursuant to the terms of the Escrow Agreement.

         4)   If F.I.C.C. shall have sent a
written objection to FriendCo and the Escrow Agent within the thirty (30) day period for objection, F.I.C.C.
and FriendCo shall have a period of thirty (30) days thereafter to resolve or compromise the claim. If a resolution or compromise is reached, the parties shall jointly send to the Escrow Agent a notice of resolution, and the Escrow Agent shall make such distribution(s) as are specified in the notice of resolution. If F.I.C.C. and FriendCo are unable to resolve or compromise the claim within the thirty (30) day period, then the Escrow Agent shall retain an amount equal to the amount in dispute between the parties, and either F.I.C.C. or FriendCo shall have the right to refer the disputed claim(s) to arbitration pursuant to Paragraph 12.B, infra.

         D.   Disbursement by Escrow Agent.

         If the Escrow Agent shall not have received any written notice of claim(s) by the ninety-third
(93rd) day following the Effective Date of this Agreement, or if the total amount of all claims received does not equal or exceed the amount of the Escrow Account, the Escrow Agent shall thereafter proceed to disburse to F.I.C.C. the amount by which the Escrow Account exceeds the amount of any claims in immediately available funds, pursuant to the terms of the Escrow Agreement.

5.   CLOSING

         A.   Time and Place.  The Closing
on this Purchase and Sale Agreement will take place at the offices of DavCo Restaurants, Inc., 1657 Crofton
Boulevard, Crofton, Maryland, 21114 on Thursday,
July 10, 1997, or at such time and place as the parties hereto may agree. Any documents necessary to effectuate the Closing on this Purchase and Sale

Agreement may be executed in two (2) or more original counterparts, any one of which need not contain the signatures of more than one (1) party, but all such counterparts taken together will constitute one and the same agreed document.

         B.   Documents Executed at Closing.

         The following documents shall be executed by all such necessary parties at the Closing:

          1)  Purchase and Sale
              Agreement
              between F.I.C.C. and FriendCo

          2)  Development Agreement
              between F.R.F.I. and FriendCo

          3)  34 Individual Restaurant
              Franchise Agreements
              between F.R.F.I. and FriendCo

          4)  Trademark License
              Agreement
              between F.I.C.C. and FriendCo

          5)  Software License Agreement
              between F.I.C.C. and FriendCo

          6)  Escrow Agreement
              between F.I.C.C., FriendCo and
              First National Bank of Maryland

          7)  Letter Agreement regarding
              Maryland Science Center
              restaurant
              between F.I.C.C. and FriendCo



         C.   Documents Delivered at
              Closing.

              The following documents shall be delivered by the designated party at Closing:

          1)  Non-Disturbance Agreement
              between Lender's of F.I.C.C.,
              FriendCo and
              DavCo Restaurants  (F.I.C.C.)

          2)  Opinion of Counsel of FriendCo

D.   Real Estate Closing.

The Closing on all necessary Real Estate Documents will take place at the offices of DavCo Restaurants, Inc., 1657 Crofton Boulevard, Crofton, Maryland, 21114, at 11:00 a.m. on the Effective Date, or at such time and place as the parties hereto may agree. Any documents necessary to effectuate the Real Estate
Closing may be executed in two (2) or more original counterparts, any one of which need not contain the signatures of more than one (1) party, but all such counterparts taken together will constitute one and the same agreed document.

E.   Documents Executed at Real Estate Closing.

     The following documents
     shall be executed by all necessary parties at the Real
     Estate Closing:

         1)   13 Prime Leases
              between F.I.C.C. and FriendCo

         2)   21 Subleases
              between F.I.C.C. and FriendCo


F.   Documents Delivered Post-Real Estate Closing.

         The following documents shall be delivered by F.I.C.C. to FriendCo within six
         (6) months of the Effective Date, pursuant to paragraph 8.G.:

         1)   11 Landlord Consents to
              Sublease (F.I.C.C.)

         2)   Lease Extensions on
              Restaurants
              Nos. 404, 411, 751 and 813

         3)   Evidence of Financing

         4)   34 Memoranda of Lease or
              Sublease
              between F.I.C.C. and FriendCo

         5)   21 Estoppel Certificates on
              Subleases

         6)   21 Non-Disturbance
              Agreements
              from Lenders of Subleased
              Properties


    6.   CONDITIONS OF F.I.C.C.'S
         OBLIGATION TO CLOSE

The obligations of F.I.C.C. to close on this Purchase and Sale Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

         A.   Board of Director Approval.

              The Board of Directors of F.I.C.C. shall have approved the transactions contemplated under this Purchase and Sale Agreement and shall have authorized its execution by F.I.C.C.

         B. Approval of Non-Disturbance Agreement By Voting Majority of Lending Group.

              F.I.C.C. shall have received the
              approval of a majority of the votes of the Lending Group for the Non-Disturbance Agreement between the Lenders, FriendCo and DavCo Restaurants, as evidenced by the signature of the Collateral Agent on the Non-Disturbance Agreement.

          C.   Representations and Warranties.

               The representations and warranties of
               FriendCo set forth in Paragraph 9 shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date.

         D.   Opinion of FriendCo's Counsel.

              F.I.C.C. shall have received an opinion of FriendCo's counsel, Mason, Ketterman & Morgan, dated as of the Closing Date, as to FriendCo's authority to execute the Purchase and Sale Agreement, DavCo Restaurants, Inc.'s authority to execute any guarantee, and the lack of any conflict between this transaction and any contracts with Wendy's International, Inc., whether executed by FriendCo, its corporate parent, or any affiliate.

         E.   Evidence of Payment.

              F.I.C.C. shall have received by the Real Estate Closing Date evidence of FriendCo's ability to transfer sufficient funds to F.I.C.C. to satisfy the purchase price set forth in Paragraph 2, supra.


    7.   CONDITIONS OF FRIENDCO'S
         OBLIGATION TO CLOSE

    The obligations of FriendCo to close on the Purchase and Sale Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

A.   Board of Director Approval.
     of FriendCo and DavCo Restaurants, Inc.

     The Boards of Directors of FriendCo and its corporate parent, DavCo Restaurants, Inc., shall both have approved of this Purchase and DavCo's guarantee and shall both have authorized execution.

B.   Receipt of Executed Non-Disturbance Agreement.

     FriendCo shall have
     received an original Non-Disturbance Agreement between F.I.C.C.'s Lenders, FriendCo and DavCo
     Restaurants, Inc., in the form attached hereto as Exhibit G, executed by the Collateral Agent for F.I.C.C.'s Lenders.

C .   Representations and
      Warranties.

      The representations and warranties of
      F.I.C.C. set forth in Paragraph 8 shall be true and correct in all material respects as of the date of this Agreement and the Effective Date.

    8.   REPRESENTATION AND
         WARRANTIES OF F.I.C.C.

         F.I.C.C. hereby represents and warrants to FriendCo as follows:

         A.   Organization.

              F.I.C.C. is a
              corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to execute all documents contemplated in this transaction.

         B.   Authorization.

              F.I.C.C. has
              full corporate power and authority to perform its obligations under this Agreement and the documents to be signed at Closing and all other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by F.I.C.C. The Board of Directors of F.I.C.C. has approved the execution, delivery and performance of this Agreement and the consummation of all other transactions contemplated hereby. This Agreement has been duly executed and delivered by F.I.C.C. and constitutes the valid and binding agreement of F.I.C.C., enforceable against F.I.C.C. in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         C.   No Violations.

              The execution,
              delivery and performance of this Agreement, the consummation of the other transactions contemplated hereby and the fulfillment of a compliance with the terms and conditions of this Agreement do not and will not violate or conflict with (i) any terms or provisions of the Articles of Incorporation or By-laws of F.I.C.C. or (ii) any judgment, decree, order, statute, rule or regulation applicable to F.I.C.C. or any of its assets listed in Paragraph 1, supra, except for such violations which could not reasonably be expected to materially impair or delay the ability of F.I.C.C. to consummate the transactions contemplated hereby.

          D.  Title to Assets.

              Title to all
              assets identified in Paragraph 1, supra, which F.I.C.C. will transfer, lease or license to FriendCo is valid and transferable by F.I.C.C., except as specifically excluded. The trademarks and service marks to be licensed to FriendCo are validly held by F.I.C.C. or licensed to F.I.C.C. for use without dispute or challenge. F.I.C.C. maintains current and valid Certificates of Occupancy for each of the thirty-four
              (34) franchised restaurants and fourteen (14) managed restaurants, the cash flow represented to FriendCo as the 1996 E.B.I.T.D.A. for the thirty-four (34) franchised restaurants is correct and accurate to the best of F.I.C.C.'s knowledge and understanding, and each of the thirty-four (34) franchised restaurants have valid and existing primary access as of the Effective Date, provided, however, any breach of this warranty of access shall have as its sole remedy the rights provided under Paragraph 3, supra.

         E.   Joint Inspection.

              Repairs reasonably determined to be necessary to the Restaurant and Premises to bring them into standard operating condition through a Joint Inspection will be made by F.I.C.C. at its sole cost and expense, in a good and workmanlike manner at a time mutually convenient to F.I.C.C. and FriendCo.

         F.   No Brokers.

              None ofF.I.C.C., F.R.F.I., or any of their respective executive officers or directors has employed any broker, finder or investment banker or incurred any liability for commissions or finders fees in connection with the transactions contemplated hereby.

         G.   Post Closing.

              F.I.C.C. shall employ reasonable and good faith efforts to expeditiously obtain and deliver to FriendCo all third party landlord consents to sublet, lease extensions, estoppel certificates and non-disturbance certificates for the twenty-one (21) subleased franchised restaurants. A breach of this warranty shall be deemed to have occurred upon any third party landlord (or its successor-in-interest) terminating or attempting to terminate its lease with F.I.C.C.; however, FriendCo's sole remedy for a breach of this warranty shall be pursuant to Paragraph 3, supra.

9.   REPRESENTATIONS AND WARRANTIES OF FRIENDCO
     FriendCo hereby represents and warrants to F.I.C.C. as follows:

         A.   Organization.  FriendCo is a
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to execute all documents contemplated in this transaction.

         B.   Authorization.  FriendCo has
full corporate power and authority to perform its obligations under this Agreement and the documents to be signed at Closing and all other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the other transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by FriendCo. The Board of Directors of FriendCo has approved the execution, delivery and performance of this Agreement and the consummation of all other transactions contemplated hereby. This Agreement has been duly executed and delivered by FriendCo and constitutes the valid and binding agreement of FriendCo, enforceable against FriendCo in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         C.   No Violations.  The execution,
delivery and performance of this Agreement, the consummation of the other transactions contemplated hereby and the fulfillment of a compliance with the terms and conditions of this Agreement do not and will not violate or conflict with (i) any terms or provisions of the Articles of Incorporation or By-laws of FriendCo or (ii) any judgment, decree, order, statute, rule or regulation applicable to FriendCo or any of its assets listed in Paragraph 1, supra, except for such violations which could not reasonably be expected to materially impair or delay the ability of FriendCo to consummate the transactions contemplated hereby.

         D.   No Conflict with Wendy's
International. The execution, delivery and performance of this Agreement and the consummation of the other transactions contemplated hereby will not violate or conflict with any agreements, contracts or obligations between FriendCo or its corporate parent, DavCo Restaurants, Inc. and Wendy's International,
Inc.

         E.   No Brokers.  Neither FriendCo
nor its respective executive officers or directors has employed any broker, finder or investment banker or incurred any liability for commissions or finders fees in connection with the transactions contemplated hereby.

         F.   Offer of Employment.
FriendCo agrees to make an offer of employment to the restaurant level employees at the thirty-four (34)
Friendly's Restaurants identified in Schedule A upon substantially the same terms as each employee is presently employed. For purposes of this Paragraph
9F only, restaurant level employees shall include waiter/waitress, host/hostess, guest services, supervisor, grill workers, fountain worker, dish washer, district manager, general manager and assistant manager.


10.  INDEMNIFICATION

         A.   Pre-Effective Date
Expenses.  Except as provided in subparagraph 10.D.
infra, F.I.C.C. will indemnify and hold FriendCo harmless for any and all expenses of restaurant occupation or operation which arise or are fully due prior to the Effective Date hereof. Further, F.I.C.C.
will indemnify and hold FriendCo harmless for F.I.C.C.'s pro rata portion of any expenses of restaurant occupation or operation which do not become due until after the Effective Date hereof.

         B.   Post-Effective Date Expenses.
 Except as provided in subparagraph
10.D., infra, FriendCo will indemnify and hold F.I.C.C.
harmless for any and all expenses of restaurant occupation or operation which arise or are fully due after the Effective Date hereof. Further, FriendCo will indemnify and hold F.I.C.C. harmless for FriendCo's pro rata portion of any expenses of restaurant occupation or operation which become due prior to the Effective Date hereof.

         C.   General Indemnification.
Except as otherwise provided in this Paragraph 10, F.I.C.C. and FriendCo will indemnify, defend, and hold each other harmless from claims, demands and causes of action asserted against the indemnitee by any person (including, without limitation, F.I.C.C.'s and FriendCo's employees, agents, contractors or any third party) for personal injury or death or for loss of or damage to property and resulting from the indemnitor's active or passive negligence or willful misconduct. Where personal injury, death, or loss of or damage to property is a result of the joint active or passive negligence or willful misconduct of F.I.C.C.
and FriendCo, the indemnitor's duty of indemnification shall be in proportion to its allocable share of joint active or passive negligence or willful misconduct.

         D.   Environmental Indemnification.

         In the event of any leak, spill,
discharge, seepage or other contamination which occurred or was first present in any of the thirty-four
(34) franchised restaurants or the surrounding leased or subleased premises prior to the Effective Date, or which occurred or was present in any of the fourteen
(14) managed restaurants at any time prior to their conversion to the status of a franchised restaurant, F.I.C.C. shall indemnify and hold FriendCo harmless from any and all claims, losses, demands, remediation, testing or clean-up arising from such leak, spill, discharge, seepage or other contamination. In the event of any leak, spill, discharge, seepage or other contamination which occurred or was first present in any of the thirty-four (34) franchised restaurants after the Effective Date, FriendCo shall indemnify and hold
F.I.C.C. harmless from any and all claims, losses, demands, remediation, testing or clean-up, unless such leak, spill, discharge, seepage or other contamination first occurs or is first present after the reversion of control over such property to F.I.C.C.


11.  DEFINITIONS

    A.   As used in this Agreement, the
following terms shall have the following meanings:

     1)  "Certificate of Occupancy"
          shall mean all documentation
          issued from the appropriate state
          or county authorities which
          permit the occupation and use of
          the restaurant as a retail food
                   service establishment.

     2) "Closing"
         shall mean the execution of all
         documents set forth in Paragraph
         5B of this Agreement

     3) "Closing Date"
         shall mean the date of execution
         of all documents set forth in

     Paragraph 5B of this Agreement.

     4)  "Effective Date"
          shall mean the date of transfer of
          operational control, title to all
          assets and right to receive all
          income of the thirty-four (34)
          franchised Friendly's Restaurants
          purchased by FriendCo from
          F.I.C.C. and the receipt of the
          purchase price by F.I.C.C.

     5) "Escrow Agent"
         shall mean First National Bank of
         Maryland or such affiliated
         banking entity as may be designed
         by First National Bank of
         Maryland.

     6) "Inventory"
         shall mean all saleable food
         products, merchandise, supplies,
         flatware, dishes or other items
         maintained as restaurant inventory
         by F.I.C.C.

     7) "Inventory Losses"
         shall mean any damaged, missing
         or unsaleable food products,
         merchandise, unusable, missing or
         unservicable supplies.

     8) "Joint Inspection"
         shall mean F.I.C.C. and FriendCo
         shall jointly inspect each
         Restaurant and Premises to
         determine what if any repairs are
         necessary to the Building, the
         Outside Areas, the Systems, the
         Trade Fixtures or the Equipment
         to bring the foregoing into
         standard operable condition.

     9) "Lending Group" or "Lenders"
         shall mean those financial
         institutions identified in the
         Second Amended and Restated
         Revolving Credit.

     10) "Restaurant Cash"
          shall mean all cash maintained at
          any individual restaurant.

     11) "Restaurant Cash Losses"
          shall mean any shortfall or
          negative discrepancy between the
          amount of Restaurant Cash
          determined to be present upon the
          Joint Inspection and paid for by
          FriendCo, and the amount of
          Restaurant Cash determined to be
          present upon the opening of the
          restaurant for business by
          FriendCo's employees.

    12. CHOICE OF LAW AND
        JURISDICTION

A.    Governing Law and Forum.
      This Agreement shall be governed and interpreted in accordance with the substantive laws (but not the choice of law provisions) of the State of Delaware.
      No party to this Agreement may bring or maintain an action against, or which includes, another party to this Agreement except in the federal or state courts located in the State of Delaware unless the sole and exclusive forum for such claim lies in another jurisdiction. All parties to this Agreement expressly waive any defense of lack of jurisdiction or improper venue to any action brought in the State of Delaware.

B.    Arbitration of Minor Disputes.

      For any action or dispute in which the
      damages claimed, less costs and attorneys fees, do not exceed Two Hundred Fifty Thousand Dollars
      ($250,000.00), the parties expressly agree that the sole and exclusive forum shall be in arbitration before the American Arbitration Association, pursuant to its rules in effect at the time the action or dispute is brought, with the situs of the arbitration in Wilmington, Delaware.

C.    Award of Costs and Attorney's Fees.

      For any action or dispute between
      the parties, the forum court or arbitration panel shall have the power to award costs and attorneys fees incurred along with a judgment in favor of the prevailing party.

13. SURVIVAL OF TERMS, REPRESENTATIONS
    AND WARRANTIES


    None of the terms, obligations, representations or warranties contained in this Agreement shall be deemed merged with the Closing of this Agreement or the execution of any documents contemplated hereunder but rather shall survive the Closing until the expiration or termination of such terms, obligations, representations and warranties by the written action of all parties hereto.


14. SEVERABILITY

    Any provision hereof which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

15. NOTICES

    All notices, communications and deliveries hereunder shall be made in writing signed by the party making the same, shall specify the Paragraph of this Agreement pursuant to which it is being made or given, and shall be deemed given or made on (a) the date delivered if delivered in person or sent by telecopier, (b) the first business day after the date it is sent by a nationally recognized courier, or (c) the third business day after the date it is mailed if mailed by registered or certified mail, return receipt requested, with all postage and other fees prepaid, as follows:

          To F.I.C.C.:

                    Friendly Ice Cream
                    Corporation
                    1855 Boston Road
                    Wilbraham,
                    Massachusetts   01095

                    Attention:    Donald N. Smith
                                  Chairman
                                  and President

                    Telecopier:  (413)543-3186


               with a copy to:

                                 Aaron B. Parker,  Esquire
                                 Associate General Counsel

                                 Friendly Ice Cream Corporation
                                 1855 Boston Road
                                 Wilbraham, Massachusetts   01095

                    Telecopier:  (410)543-3282

                    To FriendCo:

                       FriendCo Restaurants, Inc.
                       1657 Crofton Boulevard
                       Crofton, Maryland   21114

                    Attention:    Ronald D. Kirstien
                                  Chairman and President

                    Telecopier:  (410)793-0754


          with a copy to:

                                  David J. Norman, Esquire
                                  Mason, Ketterman and Morgan

                                  1657 Crofton Boulevard
                                  Suite 100
                                  Crofton, Maryland   21114

                    Telecopier:  (410)793-0522



    IN WITNESS WHEREOF, the parties
hereto have caused their hands and seals to be subscribed on the day and date first set forth above.


ATTEST:                           FRIENDLY ICE CREAM CORPORATION


/S/ Henry P. Pettis, III          By:    /S/ Donald N.Smith (Seal)
Name:                             Name:  Donald N. Smith
Title:                            Title: Chairman and President



                                  FRIENDCO RESTAURANTS, INC.


/S/ Rick Borchers                 By:    /S/ Ronald Kirstien       (Seal)
Name:                             Name:  Ronald Kirstien
Title:                            Title: Chairman and President


EXHIBIT H


              GUARANTY



    As an inducement to FRIENDLY ICE CREAM
CORPORATION ("Friendly's") to execute the
Purchase and Sale Agreement and all Exhibits thereto, dated July 10, 1997 between Friendly's and FRIENDCO RESTAURANTS, INC. ("FriendCo") and all addenda and amendments thereto (collectively the "Agreement"), the undersigned, jointly and severally, hereby unconditionally warrant to Friendly's and its successors and assigns that all FriendCo's representations in the Agreement are true and guarantee that all of FriendCo's obligations and covenants under the Agreement will be punctually paid and performed.

    Upon notice by Friendly's of a default by FriendCo the undersigned will within the applicable cure period make each payment and perform each obligation required of FriendCo under the Agreement.
Without affecting the obligations of the undersigned, Friendly's may extend, modify or release any indebtedness or obligation of FriendCo or any of the undersigned or settle, adjust or compromise any claims against FriendCo of any of the undersigned. The undersigned waive notice of amendment of the Agreement, notice of demand for payment or performance by FriendCo, and all other notices or demands of any nature whatsoever.

    The undersigned further agrees that this Guaranty shall continue to be effective or be reinstated as the case may be, if at any time payment of any of the guaranteed obligations is rescinded or must otherwise be restored or returned by Friendly's upon the insolvency, bankruptcy, or reorganization of FriendCo, all as though such payment has not been made.

    The Guarantor specifically waives any
obligation of Friendly's to proceed against FriendCo on any other money or held by FriendCo or any other person as collateral security, by way of set-off or otherwise.


    IN WITNESS WHEREOF,  the undersigned
has signed this Guaranty as of the date of the Agreement.

ATTEST:                           GUARANTOR:



                                  DavCo Restaurants, Inc.


                                  By:

                                  Name:

                                  Title:
SCHEDULE     B


Management Agreement Properties (14 Total)



No.       Rest. No.     City          Address                        State

1         0384          Baltimore      6901 Security Boulevard         MD
2         0780          Cockeysville   240 Hunt Valley                 MD
3         0880          Randallstown   9428 - 30 Liberty               MD
4         0905          Laurel         14750 Baltimore
                                       Washington Blvd.                MD
5        0919           Gaithersburg   701 Russell Avenue              MD
6        0929           Fredericksburg 280 Spotsylvania Mall           VA
7        0939           Waldorf        2850 Crain Highway              MD
8        0956           Manassas       8891 Centerville Road           VA
9        0972           Alexandria     6550-A Little River Turnpike    VA
10       1013           Columbia       8660 Guilford Road              MD
11       1028           Glen Burnie    7900 Ritchie Highway            MD
12       0393           Wilmington     Concord Mall                    DE
13       0452           Towson         825 Dulaney Valley Road         MD
14       0835           Woodbridge     14510 Jefferson Davis Highway   VA